UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  December 31, 2007

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Market 2000+ HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16087 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Effective November 12, 2007, Sun Microsystems Inc. (NASDAQ ticker “JAVA”), an underlying constituent of the Market 2000+ HOLDRS Trust, began trading under the ticker symbol “JAVAD.”  Effective November 13, 2007, due to the 1 for 4 reverse stock split of Sun Microsystems Inc., the quantity of shares represented by each 100 share round lot of Market 2000+ HOLDRS Trust decreased to 1 “JAVAD” (from 4 “JAVAD”).

Effective December 11, 2007, Sun Microsystems Inc. (NASDAQ ticker “JAVAD”), an underlying constituent of the Market 2000+ HOLDRS Trust, changed its ticker symbol back to “JAVA.”

Effective January 30, 2008, deposits of Medco Health Solutions, Inc. Common Stock (NYSE ticker “MHS”), an underlying constituent of the Market 2000+ HOLDRS Trust, for creation of Market 2000+ HOLDRS increased to 0.7236 “MHS” (instead of 0.3618 “MHS”) per round lot of 100 Market 2000+ HOLDRS due to the 2 for 1 stock split of Medco Health Solutions, Inc.

Item 9.01.	Financial Statements and Exhibits

(c)           Exhibits

99.1	Market 2000+ HOLDRS Trust Prospectus Supplement dated December 31, 2007 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: February 12, 2008	By:	/s/ Satyanarayan R. Chada
	Name:	Satyanarayan R. Chada
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Market 2000+ HOLDRS Trust Prospectus Supplement dated December 31, 2007 to Prospectus dated August 15, 2007.